                                                                    EXHIBIT 23.1

CENTRA SOFTWARE, INC.


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated March 23, 2001, with respect to the audited financial statements of MindLever.com, Inc. for the years ended December 31, 2000 and 1999, included in the Current Report on Form 8-K of Centra Software, Inc. filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Raleigh, North Carolina
July 6, 2001